UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 12, 2015

GENERAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(859) 572-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

On January 12, 2015, General Cable Corporation (the “Company”) issued a press release announcing that its Board of Directors has approved the promotion and appointment of the following executives, effective immediately:

  Emerson C. Moser has been named Senior Vice President, General Counsel and Corporate Secretary. Emerson was previously Assistant General Counsel and Assistant Secretary of the Company and had been serving as the Company’s interim Chief Legal Officer since July 2014.
  Sonya Reed has been promoted to Executive Vice President, Chief Human Resources Officer (CHRO).  Sonya was previously the Company’s Senior Vice President, CHRO.
  Kurt L. Drake has joined the Company as Senior Vice President, Chief Compliance Officer.  Kurt has 19 years of experience in compliance and finance and has held the senior compliance role with General Electric Aviation, Mubadala and PPG Industries.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information being furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01       Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, furnished as part of this report.

(d)       The Exhibit furnished in this report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

January 12, 2015	/s/ Brian J. Robinson
Brian J. Robinson
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description	Method of Filing

99.1	General Cable Corporation Press Release dated January 12, 2015	Furnished Herewith